UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 16, 2015

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

————————————————————————————————
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

————————————————————————————————————

Item 1.01    Entry into a Material Definitive Agreement.
On January 16, 2015, Invacare Corporation (the “Company”) entered into a Revolving Credit and Security Agreement (the “New Credit Agreement”), which provides for an asset-based lending senior secured revolving credit facility which matures in January 2018. The New Credit Agreement was entered into by and among the Company, certain of the Company’s direct and indirect domestic and Canadian subsidiaries (together with the Company, the “Borrowers”), certain other of the Company’s direct and indirect domestic and Canadian subsidiaries (the “Guarantors”), and PNC Bank, National Association (“PNC”), JPMorgan Chase Bank, N.A., KeyBank National Association, and Citizens Bank, National Association (the “Lenders”). PNC is the administrative agent under the New Credit Agreement (the “Administrative Agent”).
The New Credit Agreement provides the Company and the other Borrowers with the ability to borrow up to an aggregate principal amount of $100 million under a senior secured revolving credit, letter of credit and swing line loan facility (the “Credit Facility”). The aggregate borrowing availability under the Credit Facility is determined based on a borrowing base formula set forth in the New Credit Agreement and summarized below.
The New Credit Agreement contains customary representations, warranties and covenants; however it does not contain financial covenants that would require the Company to not exceed a maximum leverage ratio or to maintain a minimum interest coverage ratio similar to those under the Company’s Prior Credit Agreement (as defined below).
Under the New Credit Agreement, the aggregate usage under the Credit Facility may not exceed an amount equal to the sum of (a) 85% of eligible domestic accounts receivable plus (b) the lesser of (i) 70% of eligible domestic inventory and eligible foreign in-transit inventory and (ii) 85% of the net orderly liquidation value of eligible domestic inventory and eligible foreign in-transit inventory (not to exceed $4 million), plus (c) the lesser of (i) 85% of the net orderly liquidation value of domestic eligible machinery and equipment and (ii) $2,924,000 (subject to reduction as provided in the New Credit Agreement) , plus (d) 85% of eligible Canadian accounts receivable, plus (e) the lesser of (i) 70% of eligible Canadian inventory and (ii) 85% of the net orderly liquidation value of eligible Canadian inventory, less (f) swing loans outstanding under the Credit Facility, less (g) letters of credit issued and undrawn under the Credit Facility, less (h) a $10 million minimum availability reserve, less (i) other reserves required by the Administrative Agent, and in each case subject to the definitions and limitations in the New Credit Agreement. As of January 16, 2015, as determined pursuant to the borrowing base formula, the Company’s aggregate borrowing base under the Credit Facility was approximately $76 million, with aggregate borrowing availability of approximately $57 million, taking into account the $10 million minimum availability reserve, then-outstanding letters of credit and other reserves.
Up to $25 million of the Credit Facility will be available for issuance of letters of credit, which amount is subject to an initial $10 million sublimit under the terms of the New Credit Agreement.
The aggregate principal amount of the Credit Facility may be increased by up to $25 million to the extent requested by the Company and agreed to by any Lender or new financial institution approved by the Administrative Agent.
Interest will accrue on outstanding indebtedness under the New Credit Agreement at the LIBOR rate, plus a margin ranging from 2.25% to 2.75%, or at the alternate base rate, plus a margin ranging from 1.25% to 1.75%, as selected by the Company. The margin that will apply for the first six months of the Credit Facility is 2.75% for LIBOR rate loans and 1.75% for alternate base rate loans, and after the first six months will be adjusted quarterly based on utilization. Borrowings under the Credit Facility are subject to commitment fees of 0.25% or 0.375% per year, depending on utilization.
The Credit Facility is secured by substantially all of the Company’s domestic and Canadian assets, other than real estate.
Exceptions to the operating covenants in the New Credit Agreement provide the Company with flexibility to, among other things, enter into or undertake certain sale/leaseback transactions, dispositions of assets, additional credit facilities, sales of receivables, additional indebtedness and intercompany indebtedness, all subject to limitations set forth in the New Credit Agreement. The New Credit Agreement also contains a covenant requiring the Company to maintain undrawn availability under the Credit Facility of not less than (i) 11.25% of the maximum amount that may be drawn under the Credit Facility for five (5) consecutive business days, or (ii) $10 million on any business day.

The New Credit Agreement contains customary default provisions, with certain grace periods and exceptions, which provide that events of default that include, among other things, failure to pay amounts due, breach of covenants, representations or warranties, bankruptcy, the occurrence of a material adverse effect, exclusion from any medical reimbursement program, and an interruption of any material manufacturing facilities for more than 10 consecutive days.

The proceeds of the Credit Facility were used to repay and terminate the Company’s Prior Credit Agreement, which was scheduled to mature in October 2015. As of the close of the Company’s business on January 15, 2015, approximately $17 million in aggregate principal amount of borrowings were outstanding under the Company’s revolving credit facility pursuant to the Prior Credit Agreement.

The foregoing description of the New Credit Agreement and the Credit Facility is a summary and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
Item 1.02    Termination of a Material Definitive Agreement.
On January 16, 2015, in connection with entering into the New Credit Agreement, the Company repaid the amounts outstanding under its previously-existing $100 million senior secured revolving credit facility, the Amended and Restated Credit Agreement, dated January 31, 2014, by and among the Company, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent (the “Prior Credit Agreement”), and the Prior Credit Agreement was terminated. The material terms of the Prior Credit Agreement were previously disclosed in the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on February 3, 2014, and are incorporated herein by reference.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.
On January 16, 2015, the Company issued a press release announcing the New Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1
Revolving Credit and Security Agreement, dated as of January 16, 2015, by and among the Company, the other Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent.

99.1	Press Release, dated January 16, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: January 16, 2015	By:	/s/ Robert K. Gudbranson
	Name:	Robert K. Gudbranson
	Title:	Interim President and
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1
Revolving Credit and Security Agreement, dated as of January 16, 2015, by and among the Company, the other Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent.

99.1	Press Release, dated January 16, 2015.